EX- 99.906CERT

CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended March 31, 2020 of the Advisers Investment Trust (the “registrant”).

Barbara J. Nelligan, Principal Executive Officer, and Troy A. Sheets, Principal Financial Officer of registrant, each certify to the best of his knowledge that:

1.    The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

June 5, 2020	June 5, 2020
Date	Date

/s/ Barbara J. Nelligan	/s/ Troy A. Sheets
Barbara J. Nelligan	Troy A. Sheets
President and Principal Executive Officer	Treasurer and Principal Financial Officer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.